UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2004

Remote Knowledge, Inc.

(Exact name of registrant as specified in its charter)

Colorado	333-106247	74-1664837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16360 Park Ten Place, Suite 200, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 599-4800

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2004, Remote Knowledge, Inc. (the “Company”) entered into a Distributor Agreement with D&J Marine Technologies, LLC to distribute the rk3000 marine telematics product along the Texas Gulf Coast.

The contract calls for an initial minimum order of 150 rk3000 devices representing approximately $300,000 in hardware unit sales. The contract also includes provisions for improved terms once the distributor achieves a sales level in excess of 500 units during the contract period. The distribution agreement is for one year with automatic renewals for one-year terms following the initial period.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Distributor Agreement dated December 6, 2004 between Remote Knowledge, Inc. and D&J Marine Technologies, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: December 8, 2004

Remote Knowledge, Inc.

By:	/s/ D. Henry Houston
D. Henry Houston
Chief Financial Officer